Exhibit 3


                                                                Execution Copy




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                         REGISTRATION RIGHTS AGREEMENT


                                 by and among


                               NRG ENERGY, INC.


                                      and


                           THE HOLDERS NAMED HEREIN




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                         Dated as of December 5, 2003

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


                               Table of Contents

                                                                         Page




1.  Definitions............................................................1

2.  Securities Act Registration............................................4
    (a)      Shelf Registration............................................4
    (b)      Registration of Other Securities..............................4
    (c)      Registration Statement Form...................................4
    (d)      Effective Registration Statement..............................5

3.  Expenses...............................................................5

4.  Registration Procedures................................................5

5.  Preparation; Confidentiality...........................................9

6.  Postponements.........................................................10

7.  Indemnification.......................................................11
    (a)      Indemnification by the Company...............................11
    (b)      Indemnification by the Offerors and Sellers..................11
    (c)      Notices of Losses, etc.......................................12
    (d)      Contribution.................................................13
    (e)      Other Indemnification........................................13
    (f)      Indemnification Payments.....................................13

8.  Rule 144 and Rule 144A................................................13

9.  Amendments and Waivers................................................13

10. Nominees for Beneficial Owners........................................14

11. Assignment............................................................14

12. Calculation of Percentage of Principal Amount of Registrable Notes....14

13. Termination of Registration Rights....................................14

14. Notice of  Ownership Below 1%.........................................14

15. Miscellaneous.........................................................15



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



    (a)      Further Assurances...........................................15
    (b)      Headings.....................................................15
    (c)      Conflicting Instructions.....................................15
    (d)      Remedies.....................................................15
    (e)      Entire Agreement.............................................15
    (f)      Notices......................................................15
    (g)      Governing Law................................................16
    (h)      Severability.................................................16
    (i)      Counterparts.................................................16


SCHEDULES:

SCHEDULE A - JOINDER AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of [______], 2003 (this "Agreement"), by and among NRG Energy, Inc., a Delaware corporation (the "Company"), and the Holders (as hereinafter defined) of Registrable Notes (as hereinafter defined) who are signatories to this Agreement or a Joinder Agreement (as hereinafter defined).

          This Agreement is being entered into in connection with the receipt of Notes (as hereinafter defined) on or after the Effective Date (as hereinafter defined) by certain Holders pursuant to the Plan (as hereinafter defined). Upon the issuance of the Notes, each Holder will own Notes in the aggregate principal amount specified with respect to such Holder on the signature pages hereto.

          In consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

          "Affiliate" of a Person means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person. For purposes of this definition, "control" means the ability of one Person to direct the management and policies of another Person. For purposes of this Agreement, each of MatlinPatterson Global Opportunities Partners, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda), L.P. shall be an Affiliate of the other. In addition, with respect to each of MatlinPatterson Global Opportunities Partners, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda), L.P., the term "Affiliate" shall also include its general partner, investment manager, any entity with the same general partner or investment manager as MatlinPatterson Global Opportunities Partners, L.P or MatlinPatterson Global Opportunities Partners (Bermuda), L.P. (as the case may be), and any Person under the direct or indirect control of MatlinPatterson Global Partners LLC or MatlinPatterson Global Advisers LLC and the general partner(s) and investment manager(s) of any such Person, if any.

          "Agreement" has the meaning set forth in the preamble hereof.

          "Bankruptcy Code" means Title 11 of the United States Code.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Minneapolis are authorized or required by law to be closed.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Company" has the meaning set forth in the preamble hereof.

          "Company Indemnitee" has the meaning set forth in Section 7(a) hereof.

          "Confidential Material" means all notices delivered by the Company under this Agreement and any and all other information, in any form or medium, written or oral, concerning or relating to the Company (whether prepared by the Company, its Representatives (as hereinafter defined) or otherwise), irrespective of the form or means of communication, which is labeled or otherwise identified as confidential and is furnished to a Holder of Registrable Notes or its Representative by or on behalf of the Company, including without limitation all such oral and written information relating to financial statements, projections, evaluations, plans, programs, customers, suppliers, facilities, equipment and other assets, products, processes, marketing, research and development, trade secrets, know-how, patent applications that that have not been published, technology and other confidential information and intellectual property of the Company. During (i) the period beginning on the date hereof and ending on the date that the registration referred to therein either becomes effective or is abandoned and
(ii) any period during which the Company defers or suspends the use of any registration statement referred to herein as provided by Section 6 hereto, all information provided to the Holders of Registrable Notes under this Agreement shall be deemed to be Confidential Material, whether or not labeled or otherwise identified as Confidential Information. "Confidential Material" shall not include information that: (a) is or becomes available to the public generally, other than as a result of disclosure by the relevant Holder or one of the Representatives of such Holder in breach of the terms of this Agreement, or (b) becomes available to the relevant Holder from a source other than the Company or one of the Representatives of such Holder, including without limitation prior to the date hereof, provided that, the Holder reasonably believes that such source is not bound by a confidentiality agreement with or does not have a contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information.

          "Effective Date" means the effective date of the Plan pursuant to the terms thereof.

          "Effectiveness Deadline Date" has the meaning set forth in Section 2(a) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

          "Expenses" means all expenses incident to the Company's performance of or compliance with its obligations under this Agreement, including, without limitation, all registration and filing fees, listing, stock exchange and NASD fees (but only if the Company lists the Notes and agrees to pay such fees for holders of Notes other than the Holders), all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger, telephone and delivery expenses, all rating agency fees, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with any special audits required by or incident to such performance and compliance, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system if required pursuant to Section 4(k) (but only if the Company lists the Notes and agrees to pay such fees for holders of Notes other than the Holders), the reasonable fees and disbursements of one law firm (per registration statement prepared) representing the Holders (selected by the Holders holding at least 50.1% of the aggregate principal amount of Registrable Notes then



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


outstanding covered by such registration), the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other Persons retained by the Company, but excluding applicable transfer taxes, if any, which discounts, commissions and transfer taxes shall be borne by the Holders in all cases; provided that, in any case where Expenses are not to be borne by the Company, such Expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

          "Holder" means each of the signatory to this Agreement.

          "Holder Indemnitee" has the meaning set forth in Section 7(b) hereof.

          "Indenture" means the Indenture, dated as of ______ entered into between the Company and the Trustee, regarding the issuance of Notes for an aggregate principal amount of $500,000,000.

          "Loss" and "Losses" have the meanings set forth in Section 7(a) hereof.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Notes" means the aggregate principal amount of 10.0% Senior Note due 2010 of the Company.

          "Offering Documents" has the meaning set forth in Section 7(a) hereof.

          "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

          "Plan" means the Plan of Reorganization under Chapter 11 of the Bankruptcy Code for the Company and certain of its domestic subsidiaries, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

          "Public Offering" means a public offering and sale of Notes pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or similar forms) under the Securities Act.

          "Registrable Notes" means , at any time, the Notes owned by the Holders from time to time; provided, however, that the Notes will cease to be Registrable Notes upon the earlier of (a) a registration statement covering such Registrable Notes has been declared effective and such Registrable Notes has been sold pursuant to such effective registration statement, (b) such Registrable Notes become eligible for sale under Rule 144(k) without any volume, manner of sale or other restrictions, or (c) such Registrable Notes shall have ceased to be outstanding.

          "Representative" has the meaning set forth in Section 5(b) hereof.



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




          "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.

          "Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

          "Transfer" means any transfer, sale, assignment, pledge, hypothecation or other disposition of any interest. "Transferor" and "Transferee" have correlative meanings.

          "Trustee" means Wilmington Trust Company and any successor thereof acting as Trustee under the Indenture.

          In this Agreement, all references to "ownership" of Notes or Registrable Notes shall be deemed to mean the beneficial ownership of Notes or Registrable Notes, unless otherwise specified.

2.  Securities Act Registration.

          (a) Shelf Registration. The Company shall prepare and file or cause to be prepared and filed with the Commission under the Securities Act a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Notes. The Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable (but in no event later than ten (10) days) after the Company becomes eligible to use registration statements on Form S-3 in accordance with the applicable securities laws and regulations (the "Effectiveness Deadline Date"), provided that the Effectiveness Deadline Date shall, in no event, be later than May 1, 2004 if the Commission does not review or comment on the Shelf Registration Statement; provided further that, if the Commission reviews and has comments on the Shelf Registration Statement, the Effectiveness Deadline Date shall be extended until the date that is five (5) days after the Company becomes aware that the Commission has no further comments on the Shelf Registration Statement. The Company shall use its reasonable best efforts to become (i) eligible to use registration statements on Form S-3 in accordance with applicable laws and regulations as expeditiously as possible after the Effective Date, (ii) to communicate and respond as diligently and expeditiously as possible to any comments made by the Commission on the Shelf Registration Statement, and (iii) cause the Shelf Registration Statement to be declared effective as soon as practicable after the date that such Shelf Registration Statement is filed with the Commission.

          (b) Registration of Other Securities. When the Company shall effect a registration pursuant to Section 2(a) hereof, no securities other than the Registrable Notes shall be included among the securities covered by such registration.

          (c) Registration Statement Form. Registrations under Section 2(a) hereof shall be on such appropriate registration form prescribed by the Commission under the Securities Act as



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



shall be selected by the Company, provided that the registration form (i) shall be available for the sale of the Registrable Notes to be registered thereunder, (ii) shall be suitable for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders hereof of all the Registrable Notes, and
(ii) shall permit the registration of such Registrable Notes for resale by such Holders in accordance with the methods of distribution elected by the Holders, which shall be set forth in the Shelf Registration Statement. The Company agrees to include in any such registration statement filed pursuant to
Section 2(a) hereof all information which counsel for the Holders holding at least 50.1% of the aggregate principal amount of Registrable Notes then outstanding covered by such registration effected pursuant hereto shall advise is legally required to be included.

          (d) Effective Registration Statement. A registration pursuant to
Section 2(a) hereof shall not be deemed to have been effected:

          (i) unless a registration statement with respect thereto has been declared effective by the Commission on or before the Effectiveness Deadline Date and remains continuously effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of Registrable Notes covered by such registration statement until such time as the Company's obligations under
               Section 2(a) hereof terminate in accordance with Section 13 hereof, subject to the right of the Company under Section 6; or

          (ii) if, after it has become effective and prior to the termination of the Company's obligations under Section 2(a) hereof in accordance with Section 13 hereof, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any Holder and has not thereafter become effective.

3. Expenses. Except as otherwise provided in the final paragraph of Section 4, the Company shall pay all Expenses in connection with any registration pursuant to Sections 2(a) hereof, whether or not such registration shall become effective.

4. Registration Procedures. To effect a registration under the Securities Act as provided in Sections 2(a) hereof, the Company shall, as expeditiously as possible:

          (a) (A) prepare and file with the Commission the requisite registration statement to effect such registration, (B) thereafter cause such registration statement to become effective before the Effectiveness Deadline Date and remain continuously effective in accordance with the provisions of
               Section 2(d)(i), and (C) as promptly as reasonably practicable give notice to the Holders, in writing when a registration statement, or any post-effective amendment to a registration statement has been declared effective;




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



          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Notes covered by such registration statement until such time as all of such Registrable Notes has been disposed of in accordance with the method of disposition set forth in such registration statement or there ceases to be any Registrable Notes;

          (c) furnish to each Holder such number of copies of such drafts and final conformed versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), if any, and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Holders may reasonably request in writing;

          (d) use its reasonable best efforts (i) to register or qualify all Registrable Notes covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to take any other action that may be necessary or reasonably advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Notes to be sold by such Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4(d) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to cause all Registrable Notes covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Holder or Holders to enable the Holder or Holders thereof to consummate the disposition of such Registrable Notes;

          (f) notify each Holder promptly, and confirm such advice promptly in writing thereafter (i) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement and any post-effective amendment, when the same has become effective;
               (ii) of any request by the Commission for amendments or supplements to the registration statement or prospectus or for additional information; (iii) of the issuance by the





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



               Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Notes for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (g) promptly notify each Holder if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and, at the written request of any such Holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (h) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement relating to the Registrable Notes at the earliest possible moment;

          (i) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, furnish to each Holder at least 10 days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus, and not file any amendment or supplement thereof which does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder;

          (j) if any Notes are listed or quoted on a securities exchange or inter-dealer quotation system, use its reasonable best efforts to cause all such Registrable Notes covered by a registration statement to be listed or quoted on each such securities exchange or inter-dealer automated quotation system;

          (k) provide and maintain a transfer agent and registrar (which transfer agent and registrar may be the Trustee) for the Registrable Notes covered by a registration statement from and after a date no later than the effective date thereof;




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


          (l) if requested by the Holders holding at least 50.1% of the aggregate principal amount of Registrable Notes being sold, promptly incorporate in a prospectus supplement or post-effective amendment such information the Holders of at least 50.1% of the aggregate principal amount of the Registrable Notes being sold, as the case may be, agree should be included therein relating to the plan of distribution with respect to such Registrable Notes; and make all required filings of such prospectus supplement or post-effective amendment within five Business Days after being notified in writing of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (m) if requested by the Holders holding at least 50.1% of the aggregate principal amount of Registrable Notes being sold, cooperate with the such Holders, to facilitate the timely preparation and delivery of certificates representing the Registrable Notes to be sold and cause such Registrable Notes to be in such denominations as are permitted by the Indenture and registered in such names as such Holders may request in writing at least five Business Days prior to the sale of such Registrable Notes;

          (n) provide a CUSIP number for all Registrable Notes covered by the registration statement not later than the effective date of such registration statement and provide the Trustee for the Notes with certificates for the Registrable Notes that are in a form eligible for deposit with The Depository Trust Company or its nominee or custodian; and

          (o) cause the Indenture to remain qualified under the TIA and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable the Indenture to be qualified in a timely manner.

          As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Notes of a Holder, such Holder must furnish to the Company in writing such information regarding itself and the Registrable Notes held by it as is necessary to effect the registration of such Holder's Registrable Notes and is requested in writing by the Company. At least 30 days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company will notify in writing each Holder of the information referred to in the preceding sentence which the Company is requesting from that Holder whether or not such Holder has elected to have any of its Registrable Notes included in the registration statement. If, within 10 days prior to the anticipated filing date, the Company has not received the requested information from a Holder, then the Company may file the registration statement without including Registrable Notes of that Holder.

          Each Holder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of its Registrable Notes it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Notes. Each Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g), such Holder shall forthwith discontinue such Holder's disposition of Registrable Notes pursuant to the registration statement relating to such Registrable Notes until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(g) and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Notes current at the time of receipt of such notice. If any event of the kind described in Section 4(g) occurs and such event is the fault solely of a Holder (or Holders), such Holder (or such Holders) shall pay all Expenses attributable to the preparation, filing and delivery of any supplemented or amended prospectus contemplated by Section 4(g).

5.      Preparation; Confidentiality.

          (a) Preparation. In connection with the preparation and filing of the registration statement under the Securities Act pursuant to this Agreement, the Company shall (i) give representatives (designated to the Company in writing) of each Holder or group of Holders holding at least 20% of the aggregate principal amount of Registrable Notes to be registered under such registration statement and one firm of counsel retained on behalf of Holders holding at least 50.1% of the aggregate principal amount of Registrable Notes then outstanding covered by such registration statement, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) upon reasonable advance notice to the Company, give each of them such reasonable access to all financial and other records, corporate documents and properties of the Company and its subsidiaries, as shall be necessary, in the reasonable opinion of such Holders' counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act, and (iii) upon reasonable advance notice to the Company, provide such reasonable opportunities to discuss the business of the Company with its officers, directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holders' counsel, to conduct a reasonable due diligence investigation for purposes of the Securities Act.

          (b)  Confidentiality.

               (i) Each Holder of Registrable Notes shall and shall cause its directors, officers, partners, managers, members, employees, advisors, agents and other representatives, including without limitation attorneys, accountants, consultants and financial advisors (collectively, "Representatives") to maintain the confidentiality of and not to disclose any Confidential Material; provided, however, that a Holder may disclose Confidential Material
                    (A) to such of its Representatives who need such information in connection with such Holder's investment in securities of the Company, or

                    (B) to the extent required by applicable law, regulation, legal process or court order.

               (ii) Notwithstanding the foregoing, a Holder or its
                    Representative may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereunder and all materials of any kind (including opinions or other tax analyses) that are provided to such Holder or such Representative relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information, including, without limitation, (A) any portion of any materials to the extent not related to the tax treatment or tax structure of the transactions contemplated hereunder, (B) the identities of participants or potential participants in the transactions contemplated hereunder, (C) the existence or status of any negotiations, (D) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transactions contemplated hereunder), or
                    (E) any other term or detail not relevant to the tax treatment or the tax structure of the transactions contemplated hereunder. Each Holder agrees not to (directly or indirectly) trade in the Company's securities in violation of the applicable federal and state securities laws and regulations. Each Holder shall not grant access, and the Company shall not be required to grant access, to Confidential Material under this Section 5 to any Representative who will not agree to maintain the confidentiality (to the same extent a Holder is required to maintain confidentiality) of any Confidential Material received from or otherwise made available to it by the Company or the Holders under this Agreement.

               (iii) Each Holder shall be bound by this Section 5(b) and shall remain bound until the earlier of (A) the first anniversary of the date on which the registration statement is no longer in effect, and (B) the first date on which the Confidential Material received by such Holder ceases to be Confidential Material.

6. Postponements. The Company shall not be obligated to file any registration statement, or file any amendment or supplement to any registration statement, and may suspend any Holder's rights to make sales pursuant to any effective registration statement, at any time when the Company, in the good faith and reasonably informed judgment of its Board of Directors, determines that the filing thereof at the time requested, or the offering of securities pursuant thereto, would adversely affect a pending or proposed Public Offering of the Company's securities, a material financing, or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto. The Company shall promptly give the Holders written notice that such determination has been made by the Board of Directors and (if known) an estimate of the anticipated duration of the delay. The filing of a registration statement, or any amendment or supplement thereto, by the Company cannot be deferred, and any Holder's rights to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of this Section 6 for more than 15 days after the abandonment or consummation of any of the foregoing proposals or transactions. The Company may so defer or suspend the use of any registration statement on not more than three occasions in a calendar year and for no more than a total of 120 days in a calendar year; provided that, after deferring or suspending the use of any registration statement, the Company may not again defer or suspend the use of the registration statement until a period of 30 days has elapsed after resumption of the use of the registration statement. The Company shall promptly notify each Holder of the expiration or earlier termination of such deferral or suspension period. If the Company suspends any Holder's rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension.

7.  Indemnification.

          (a) Indemnification by the Company. In connection with any registration statement filed by the Company pursuant to Sections 2(a) hereof, the Company agrees to indemnify and hold harmless to the fullest extent permitted by law each Holder, each other Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective stockholders, directors, officers, employees, partners, agents and Affiliates (each, a "Company Indemnitee" for purposes of this Section 7(a)), against any losses, claims, damages, liabilities, joint or several, actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such Company Indemnitee is a party thereto, and expenses, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation and defense, to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a "Loss" or "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered or otherwise offered or sold under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus related thereto, any amendment or supplement thereto, any exhibits to the registration statement or documents or other information incorporated by reference into such registration statement or prospectus (collectively, the "Offering Documents"), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, or any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, the Company shall not be liable to any Company Indemnitee in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with information furnished by such Company Indemnitee to the Company in a writing duly executed by such Company Indemnitee specifically stating that it is expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee.

          (b) Indemnification by the Offerors and Sellers. In connection with any registration statement filed by the Company pursuant to Sections 2(a) hereof in which a Holder has registered for sale Registrable Notes, each such Holder, severally and not jointly, agrees to indemnify and hold harmless to the fullest extent permitted by law the Company and each of its directors, officers, employees, agents, partners, stockholders, Affiliates and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other seller and such seller's directors, officers, employees, agents, partners, stockholders, Affiliates and each other Person, if any, who controls the seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Holder Indemnitee" for purposes of this Section 7(b)), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by such Holder to the Company in writing duly executed by such Holder specifically stating that it is expressly for use therein; provided, however, that the liability of such indemnifying party under this Section 7(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the sale of Registrable Notes giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder Indemnitee and shall survive the transfer of such securities by such indemnifying party.

          (c) Notices of Losses, etc. Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding involving a Loss referred to in Sections 7(a) and (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 7(a) and (b), except to the extent that the indemnifying party is materially and actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

          (d) Contribution. If the indemnification provided for in this
Section 7 shall for any reason be unavailable to an indemnified party under Sections 7(a) or (b) in respect of any Loss, then, in lieu of the amount paid or payable under Sections 7(a) or (b), the indemnified party and the indemnifying party under Sections 7(a) or (b) shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective Holders which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or actions which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective Holders, on the other hand, from their sale of Registrable Notes; provided that, for purposes of this clause (ii), the relative benefits received by the prospective Holders shall be deemed not to exceed the net proceeds received by such Holders. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the Holders to contribute as provided in this Section 7(d) are several in proportion to the relative value of their respective Registrable Notes covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person's consent (provided that such consent shall not be unreasonably withheld).

          (e) Other Indemnification. The Company and the Holders shall, with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act, indemnify Holder Indemnitees and Company Indemnitees, respectively, against Losses, or, to the extent that indemnification shall be unavailable to a Holder Indemnitee or Company Indemnitee, contribute to the aggregate Losses of such Holder Indemnitee or Company Indemnitee in a manner similar to that specified in the preceding subsections of this Section 7 (with appropriate modifications).

          (f) Indemnification Payments. The indemnification and contribution required by this Section 8 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when any Loss is incurred and is due and payable.

8. Rule 144 and Rule 144A. The Company shall take all actions necessary to enable Holders to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time,
(ii) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether the Company has complied with such requirements.

9. Amendments and Waivers. Any provision of this Agreement may be amended, modified or waived if, but only if, the written consent to such amendment, modification or waiver has been obtained from the Holder or Holders of at least 50.1% of the aggregate principal amount of the Registrable Notes then outstanding.

10. Nominees for Beneficial Owners. In the event that any Registrable Notes is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Notes for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of the number or percentage of the aggregate principal amount of Registrable Notes then outstanding held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Notes so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Notes.

11. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Any Holder may assign to any Affiliate of such Holder (as permitted under applicable law) of its Registrable Notes its rights and obligations under this Agreement; provided that, such Transferee shall agree in writing by executing a written joinder agreement in the form attached hereto as Schedule A (the "Joinder Agreement") prior to the Transfer to be bound by this Agreement as if it were an original party hereto. Except as provided above, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder without the prior written consent of the Company. The Company may not assign this Agreement or any right, remedy, obligation or liability arising hereunder or by reason hereof.

12. Calculation of Percentage of Principal Amount of Registrable Notes. For purposes of this Agreement, all references to a percentage of aggregate principal amount of the Registrable Notes or Notes shall be calculated based upon the aggregate principal amount of Registrable Notes or Notes, as the case may be, outstanding at the time such calculation is made and shall exclude any Registrable Notes or Notes, as the case may be, owned by the Company or any subsidiary of the Company.

13. Termination of Registration Rights. The Company's obligations under Sections 2(a) hereof to register Notes for sale under the Securities Act shall terminate on the earliest of (w) such time as all of such Registrable Notes has been disposed of in accordance with such registration statement, (x) there shall cease to be any Registrable Notes, (y) such time as each Holder, together with its Affiliates, shall own, in the aggregate, less than 1% of the aggregate principal amount of the Registrable Notes then outstanding, and (z) the third anniversary of the date on which the Shelf Registration Statement is declared effective. In addition, the Company's obligations under this Section 2(a) of this Agreement shall cease with respect to any Person when such Person ceases to hold Registrable Notes.

14. Notice of Ownership Below 1%. At such time when the ownership by any Holder and its Affiliates in the aggregate becomes less than 1% of the aggregate principal amount of the Registrable Notes then outstanding, such Holder shall notify the Company that its ownership level has become less than 1% of the aggregate principal amount of the Registrable Notes then outstanding as promptly as practicable, but in no event later than 10 Business Days after such time.

15. Compliance With Securities Laws. Each Holder agrees that it will not offer for sale, sell, deliver after sale, transfer, pledge or hypothecate the Registrable Notes in the absence of an effective registration statement covering such Registrable Notes under the Securities Act of 1933 and any other applicable securities laws or any applicable exemption to the registration requirements of such act or such laws.

16.  Miscellaneous.

          (a) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or advisable to carry out the provisions of this Agreement and the transactions contemplated hereby.

          (b) Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

          (c) Conflicting Instructions. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Notes, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Notes.

          (d) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the parties hereto hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (e) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

          (f) Notices. Any notices or other communications to be given hereunder by any party to another party shall be in writing and shall be delivered personally, by telecopy, by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other comparable delivery service, as follows: (i) if to the Company, to:

NRG Energy, Inc.
Attention:  General Counsel
901 Marquette Avenue
Minneapolis, Minnesota  55402

Tel:     (612) 373-5300
Fax:     (612) 373-5392

with a copy to:

Kirkland & Ellis LLP
Attention:  Margaret A. Gibson, P.C.
200 East Randolph Drive
Chicago, Illinois  60601

Tel:     (312) 861-2000
Fax:     (312) 861-2200

(ii) if to a Holder, to the address of such Holder as set forth in the signature pages hereto, or (iii) to such other address as the party to whom notice is to be given may provide in a written notice to the other parties hereto, a copy of which shall be on file with the Secretary of the Company. Notice shall be effective when delivered if given personally, when receipt is acknowledged if telecopied, three days after mailing if given by registered or certified mail as described above, and one Business Day after deposit if given by Federal Express or comparable delivery service.

          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (h) Severability. Notwithstanding any provision of this Agreement, neither the Company nor any other party hereto shall be required to take any action which would be in violation of any applicable Federal or state securities law. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.



                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   NRG ENERGY, INC.


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                               HOLDER:

                               By:
                                   -----------------------------------------

                                  Name:
                                        ------------------------------------

                                  Title:
                                         -----------------------------------

                                  Aggregate Principal Amount of Notes Owned:

                                  ------------------------------------------

                                  Address:
                                          ----------------------------------


                                  ------------------------------------------


                                  ------------------------------------------


                                  Telephone No.:
                                                ----------------------------

                                  Facsimile No.:
                                                ----------------------------

                                                                    SCHEDULE A

                         REGISTRATION RIGHTS AGREEMENT

                               Joinder Agreement

          The undersigned is executing and delivering this Joinder Agreement pursuant to the Registration Rights Agreement dated as of December 5, 2003 (as the same may hereafter be amended, the "Agreement"), among NRG Energy, Inc., a Delaware corporation (the "Company"), and the other persons named as parties therein. Capitalized terms used herein and not defined herein have the meanings set forth in the Agreement.

          By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were a Holder of Registrable Notes as an original signatory to the Agreement, and the undersigned's ____ aggregate principal amount of Notes shall be included as Registrable Notes under the Agreement.

          Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the ___ day of ____________, 200__.



                               HOLDER:

                               By:
                                   -----------------------------------------

                                  Name:
                                        ------------------------------------

                                  Title:
                                         -----------------------------------

                                  Aggregate Principal Amount of Notes Owned:

                                  ------------------------------------------

                                  Address:
                                          ----------------------------------


                                  ------------------------------------------


                                  ------------------------------------------


                                  Telephone No.:
                                                ----------------------------

                                  Facsimile No.:
                                                ----------------------------